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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2003
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                    Income Opportunity Realty Investors, Inc.
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             (Exact name of registrant as specified in its charter)

          Nevada                       1-14784                  75-2615944
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(State or other jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)            Identification No.)

              1800 Valley View Lane, Suite 300, Dallas, Texas 75234
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code 469-522-4200
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          (Former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Effective July 1, 2003, the Board of Directors of Income Opportunity Realty Investors, Inc. ("IOT") engaged the Plano, Texas firm of Farmer, Fuqua and Huff, P.C. as the independent accountant to audit IOT's financial statements. During the Registrant's two most recent fiscal years, and any subsequent interim period, IOT did not consult with Farmer, Fuqua and Huff, P.C. or any of its members about the application of accounting principles to any specified transaction or any other matter.

         The engagement effective July 1, 2003, of Farmer, Fuqua and Huff, P.C. as a new independent accountant for IOT necessarily results in the termination or dismissal of the principal accountant which audited IOT's financial statements in the past two fiscal years ended December 31, 2001 and 2002, BDO Seidman. BDO Seidman made a fee proposal estimate to IOT for 2003 which was greater than the fee proposal of Farmer, Fuqua & Huff, P.C. for the same work. During the Registrant's two most recent fiscal years and any subsequent interim period, BDO Seidman's report on IOT's financial statements for those two years did not contain an adverse opinion or disclaimer of opinion, nor was such opinion qualified or modified as to uncertainty, audit scope or accounting principles, and no disagreement existed between the Registrant and BDO Seidman concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to change accountants was approved by the Audit Committee of the Board of Directors of IOT consisting of Messrs. Ted P. Stokley, Earl D. Cecil and Martin L. White.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Effective June 30, 2003, that certain Advisory Agreement dated as of October 15, 1998 between IOT and Basic Capital Management, Inc. ("BCM") was terminated by mutual agreement. BCM had served as IOT's advisor since March 1989. BCM is a Nevada corporation in which Messrs. Mark W. Branigan (Executive Vice President - Residential), Louis J. Corna (Executive Vice President - Tax) and Ronald E. Kimbrough (acting Principal Executive Officer, Executive Vice President and Chief Financial Officer) are executive officers.

         On July 1, 2003, IOT entered into an Advisory Agreement with Syntek West, Inc. ("SWI"), the owner and holder of approximately 54.3% of the shares of Common Stock of IOT presently outstanding. All of the issued and outstanding Common Stock of SWI is owned by Gene E. Phillips. The Advisory Agreement dated July 1, 2003 (the "Advisory Agreement") between IOT and SWI contains the same terms as the prior Advisory Agreement with BCM. A copy of the Advisory Agreement dated July 1, 2003 between IOT and SWI is attached as an exhibit. There has been no change in the officers or directors (except Henry A. Butler) of IOT who continue in the same capacities under the Advisory Agreement.

         The directors and principal officers of SWI are:

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         Gene E. Phillips      Director, Chief Executive Officer and
                               President

         Ken L. Joines         Director, Vice President, Treasurer and
                               Secretary

         On July 1, 2003, Henry A. Butler, a director since December 2001, resigned as a member of the Board of Directors. Mr. Butler continues as a broker-land sales of BCM. Mr. Butler has not furnished IOT with any letter describing any disagreement or requesting that any disclosure be made.

         Also on July 1, 2003, the remaining directors, Earl D. Cecil, Ted P. Stokley and Martin L. White elected Ken L. Joines as a director of IOT to fill the vacancy created by the resignation of Henry A. Butler. Ken L. Joines is a Director, Vice President and Secretary of SWI. Mr. Joines is also a Director and Secretary of First Equity Properties, Inc., a Nevada corporation, which has a class of equity securities registered pursuant to Section 12(g) under the Securities Exchange Act of 1934.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits. The following documents are filed as exhibits to this report:

 Exhibit
Designation                         Description of Exhibit
-----------         --------------------------------------------------------
  10.0              Advisory Agreement dated July 1, 2003 between Income
                    Opportunity Realty Investors, Inc. and Syntek West, Inc.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: July 8, 2003.                         INCOME OPPORTUNITY REALTY
                                            INVESTORS, INC.

                                            By: /s/ Robert A. Waldman
                                                --------------------------------
                                                Robert A. Waldman, Senior Vice
                                                President, General Counsel and
                                                Secretary

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